Exhibit 99.4

GETCO Holding Company, LLC and Subsidiaries

GETCO Holding Company, LLC and Subsidiaries

Consolidated Statements of Financial Condition (unaudited)

	March 31, 2013	December 31, 2012
(in thousands)	(Restated)	(Restated )
Assets
Cash and cash equivalents	$352,154	$427,631
Receivables from exchanges	15,359	11,544
Receivables from clearing brokers and clearing organizations	144,832	85,282
Deposits with clearing organizations and exchanges	42,385	43,245
Securities and options owned, at fair value:
Equity securities	438,013	381,991
Listed equity options	75,038	92,305
Debt securities	173,345	183,637

Total securities and options owned, at fair value	686,396	657,933
Securities borrowed	74,410	55,141
Exchange memberships, at cost (fair value $5,211 and $5,042 at March 31, 2013 and December 31, 2012, respectively)	6,267	6,267
Investments	257,433	245,398
Intangibles and goodwill, net of amortization	49,388	50,768
Fixed assets and leasehold improvements, net	82,150	83,341
Other receivables and other assets	17,906	20,986

Total assets	$1,728,680	$1,687,536

Liabilities, Redeemable Preferred Member’s Equity and Members’ Equity
Securities and options sold, not yet purchased, at fair value:
Equity securities	$504,719	$423,740
Listed equity options	65,284	69,757
Debt securities	17,240	19,056

Total securities and options sold, not yet purchased, at fair value	587,243	512,553
Payables to clearing brokers and clearing organizations	5,355	24,185
Compensation payable	10,744	30,197
Capital lease obligation	19,226	24,191
Notes payable	15,000	15,000
Accounts payable and accrued expenses	121,402	115,492
Distributions payable	107	107

Total liabilities	759,077	721,725

Redeemable preferred member’s equity	311,139	311,139

Members’ equity	658,464	654,672

Total liabilities, redeemable preferred member’s equity and members’ equity	$1,728,680	$1,687,536

The accompanying unaudited notes are an integral part of these consolidated financial statements.

GETCO Holding Company, LLC and Subsidiaries

Consolidated Statements of Comprehensive Income (unaudited)

	Three months ended March 31
(in thousands except for per unit data)	2013	2012
	(Restated)	(Restated)
Revenues
Trading gains and losses, net	$112,485	$153,221
Interest and dividends, net	(36)	(158)
Income from investments, net	367	—
Other income, net	36	519

Total revenues	112,852	153,582

Expenses
Regulatory, exchange and execution fees	40,958	49,803
Employee compensation and related benefits	32,620	41,550
Colocation and data line expenses	19,676	20,969
Depreciation and amortization	8,167	11,878
Professional fees	7,034	4,623
Occupancy, communication, and office	3,945	3,687
Restructuring costs and lease loss	2,623	—
Travel and entertainment	1,386	3,045
Computer supplies and maintenance	950	1,402
Order flow expense	895	795
Interest expense on corporate borrowings and capital lease obligations	473	765
Other expenses	1,430	785

Total expenses	120,157	139,302

(Loss) income before income taxes	(7,305)	14,280
Provision for income taxes	1,974	3,284

Net (loss) income	$(9,279)	$10,996

Net (loss) income allocated to preferred and participating units	$—	$881

Net (loss) income available to common units	$(9,279)	$10,115

Basic earnings per common unit	$(1.15)	$1.12

Weighted average common units outstanding	8,044	9,003

Other comprehensive income:
Unrealized gains on available for sale securities	$11,944	$—
Cumulative translation adjustment	84	—

Total other comprehensive income	$12,028	$—

Total comprehensive income	$2,749	$10,996

The accompanying unaudited notes are an integral part of these consolidated financial statements.

GETCO Holding Company, LLC and Subsidiaries

Consolidated Statements of Changes in Redeemable Preferred Member’s Equity and Members’ Equity (unaudited and restated)

(in thousands)	Redeemable Preferred Member’s Equity	Unrestricted Members’ Equity	Unrecognized Compensation	Other Comprehensive Income	Total Members’ Equity
Balance at December 31, 2011	$314,490	$666,764	$(43,768)	$—	$622,996
Contributions	—	6,976	3,697	—	10,673
Repurchase of membership interests	—	(13,203)	—	—	(13,203)
Distributions	(1,068)	(13,860)	—	—	(13,860)
Net income	—	10,996	—	—	10,996

Balance at March 31, 2012	$313,422	$657,673	$(40,071)	$—	$617,602

	Redeemable Preferred Member’s Equity	Unrestricted Members’ Equity	Unrecognized Compensation	Other Comprehensive Income	Total Members’ Equity
Balance at December 31, 2012	$311,139	$559,292	$(18,939)	$114,319	$654,672
Contributions	—	4,144	1,586	—	5,730
Repurchase of membership interests	—	(4,687)	—	—	(4,687)
Distributions	—	—	—	—	—
Comprehensive income	—	(9,279)	—	12,028	2,749

Balance at March 31, 2013	$311,139	$549,470	$(17,353)	$126,347	$658,464

The accompanying unaudited notes are an integral part of these consolidated financial statements.

GETCO Holding Company, LLC and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

	Three months ended March 31,
(in thousands)	2013	2012
Cash flows from operating activities
Net (loss) income	$(9,279)	$10,996
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Income from investments, net	(367)	—
Amortization of debt issuance costs	113	—
Impairment of fixed assets due to restructuring	2,127	—
Unit award compensation	2,918	3,041
Depreciation and amortization	8,167	11,878
Changes in operating assets and liabilities:
Receivables from exchanges	(3,966)	(1,045)
Receivables from/payables to clearing brokers and clearing organizations, net	(78,380)	(50,805)
Deposits with clearing organizations and exchanges	860	17,428
Securities and options owned and sold, not yet purchased, net	46,227	99,092
Securities borrowed	(19,269)	(60,276)
Other receivables and other assets	2,193	553
Compensation payable	(19,453)	(29,001)
Accounts payable and accrued expenses	6,511	(1,284)

Net cash (used in) provided by operating activities	(61,598)	577

Cash flows from investing activities
Purchase of exchange memberships	—	—
Proceeds from sale of exchange memberships	774	—
Purchase of Equipment, leasehold improvements, furniture and software	(6,157)	(9,953)
Purchase of investments	—	(1,273)
Proceeds from investment distribution	427	573

Net cash used in investing activities	(4,956)	(10,653)

Cash flows from financing activities
Borrowings under credit facility	25,000	—
Repayment of credit facility borrowings	(25,000)	—
Borrowings from capital lease obligations	—	2,575
Principal payments on capital lease obligations	(4,965)	(5,335)
Members’ distributions	—	(8,154)
Repurchase of members’ interest	(4,042)	(1,232)

Net cash used in financing activities	(9,007)	(12,146)

Effect of exchange rate on cash and cash equivalents	84	—

Net (decrease) increase in cash and cash equivalents	(75,477)	(22,222)
Cash and cash equivalents
Beginning of period	$427,631	$607,689

End of period	$352,154	$585,467

Supplemental disclosure of cash flow information
Cash paid for interest	$1,325	$871
Cash paid for income taxes	4,234	4,405
Non-cash transactions - unrecognized compensation	1,586	3,697

The accompanying unaudited notes are an integral part of these consolidated financial statements.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

1.	Organization and Description of the Business (Restated)

Nature of Operations and Organization

GETCO Holding Company, LLC (“GHC”) and its subsidiaries (collectively, the “Company”) conduct a proprietary trading business, engaged in market making, buying, selling and dealing in securities, commodities, options and exchange-traded futures on exchanges worldwide for its own accounts. GHC is governed by the Fifth Amended and Restated Operating Agreement dated March 31, 2012 (the “LLC Agreement”). GHC has two managing members that jointly have power and authority to carry out management responsibilities and control its day-to-day operations.

Operating Segments

The Company has three business segments – Market Making and Execution Services as well as Corporate and Other. The business segments are determined based on the products and services provided as well as the markets and customers that they serve and they reflect the manner in which financial information is currently evaluated by management. The following is a description of the Company’s business segments:

Market Making

The Market Making segment principally consists of market making in securities such as global equities, futures, options, fixed income, commodities, and foreign currencies. As a market maker, the Company commits capital for trade executions by offering to buy securities from, or sell securities to, institutions and broker-dealers. The Market Making segment primarily consists of non-client electronic market making activities in which the Company operates as a market maker in securities quoted and traded on the Nasdaq Stock Market; the over-the-counter (“OTC”) market for New York Stock Exchange (“NYSE”), NYSE Amex Equities (“NYSE Amex”), NYSE Arca listed securities; Chicago Mercantile Exchange (“CME”), Chicago Board Options Exchange (“CBOE”), and several other exchanges primarily located throughout Europe and Asia. The segment provides trade executions as an equities Designated Market Maker (“DMM”) on the NYSE. Market Making also consists of the Company trading securities, using its own capital, with the intent of generating trading revenue.

Execution Services

The Execution Services segment offers clients access to markets and self-directed trading via its electronic agency-based platforms. In contrast to Market Making, the businesses within this segment generally act as agents to execute transactions and earn commissions. This segment also provides institutions with access to a customizable suite of trading tools which are built to capture advantages across markets.

Corporate and Other

The Corporate and Other segment invests in strategic financial services-oriented opportunities, allocates, deploys and monitors all capital, and maintains corporate overhead expenses and all other income and expenses that are not attributable to the other segments.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

Restatements

The Company is restating previously reported Consolidated Statements of Financial Condition, Consolidated Statements of Changes in Members’ Equity and Consolidated Statements of Comprehensive Income as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 contained in the Form S-4 Registration Statement filed on May 24, 2013 by KCG Holdings, Inc. The restatements have no effect on the Company’s previously reported Net Income for the period. The Consolidated Statements of Financial Condition and Consolidated Statements of Changes in Members’ Equity are being restated to correct an error in the classification of redeemable preferred equity interests which had been incorrectly reported within Members’ Equity. These preferred interests could have been redeemed by its holder in certain circumstances outside of the control of the Company so they have been reclassified as mezzanine equity instead of a component of Members’ Equity. The impact is an increase Redeemable Preferred Member’s Equity and a decrease in Members’ Equity of $311.1 million at both March 31, 2013 and December 31, 2012 and $313.4 million at March 31, 2012. As a result of this error, the Company’s disclosures were impacted as follows:

Consolidated Statements of Financial Condition and Changes in Redeemable Preferred Member’s Equity and Members’ Equity

	March 31, 2013		December 31, 2012		March 31, 2012
	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported
Redeemable preferred member’s equity	$311,139	$-	$311,139	$-	$313,422	$-
Members’ equity	$658,464	$969,603	$654,672	$965,811	$617,602	$931,024

Consolidated Statements of Comprehensive Income	Three months ended March 31, 2013		Three months ended March 31, 2012
	As Restated	As Reported	As Restated	As Reported
(Loss) income allocated to preferred and participating units	$-	$(2,655)	$881	$3,239
Net (loss) income allocated to common units	$(9,279)	$(6,624)	$10,115	$7,757
(Loss) earnings per common unitholder	$(1.15)	$(0.82)	$1.12	$0.86

In connection with the restatements, the Company made changes to Note 11 “ Redeemable Preferred Member’s Equity and Members, Equity,” and Note 14 “Earnings per Unit.”

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

Basis of Presentation

GHC was organized in the State of Delaware on October 16, 2002 as a limited liability company. The consolidated financial statements include the accounts of GHC and its wholly owned subsidiaries, including GETCO, LLC (“Getco”), OCTEG, LLC (“Octeg”), GETCO Execution Services (“GES”) and GETCO Securities, LLC (“GTS”). Getco is an active clearing member of the Chicago Mercantile Exchange. Octeg, GES and GTS are registered broker-dealers with the Securities and Exchange Commission (the “SEC”). On July 14, 2011, the Company acquired Automat Ltd. (“AT”) and results for the periods only reflect AT results subsequent to that date. GETCO Europe Limited (“GEL”) and Automat Limited (“AT”) are registered with the Financial Services Authority in the United Kingdom. GETCO Execution Services Limited (“GESL”) is a nonregistered intermediary in the United Kingdom. GETCO Asia Pte. Ltd. (“GAL”) is a nonregistered trading firm in Singapore. GETCO Asia Hong Kong Ltd. (“GAHK”) was established in August of 2011 and in 2012, GAHK became a registered trading firm with the Securities and Futures Commission in Hong Kong. GAHK was a subsidiary of GES. On March 25, 2013 the Company decided to close its office in Hong Kong. The impact on earnings, related to this office closure, is included in restructuring costs and lease loss in the consolidated statements of comprehensive income. As of May 31, 2011, GETCO Australia Pty. Ltd. (“GAUS”) is a registered trading firm with the Australian Securities and Investments Commission (“ASIC”) in Australia. GAUS is a subsidiary of GAL. Global Colocation Services, LLC (“GCO”), a wholly owned subsidiary of GHC, provides network services to the group and is located primarily in the United States. GEL, AT and GAL are also wholly owned subsidiaries of GHC. The primary operating subsidiaries of GHC are Getco, Octeg, GEL, GES, GTS, GAL, GCO and AT.

Consolidation

These unaudited consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature. All material intercompany accounts and transactions have been eliminated in consolidation.

Redeemable Preferred Member’s Equity

On May 10, 2007, the Company entered into an agreement with GA-GTCO LLC to sell a 21.875% voting interest in the Company. As a result, the Company issued Class P units to GA-GTCO LLC, which have voting rights and preferential rights in liquidation, which provide that these units may be redeemed at initial cost less any distributions to date, as defined. GA-GTCO LLC may redeem their P units during the 45-day period following each of the sixth, eighth and tenth anniversary, provided that a liquidity event has not occurred prior, GA-GTCO LLC may request that the Company, at the Company’s option , either (i) completes an IPO, (ii) completes a sale of the Class P Units, or (iii) redeems the Class P Units at the greater of (a) fair market value, and (b) the Class P Unit liquidation preference. Class P units are recorded in mezzanine equity at their redemption value.

Membership Unit-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation (“ASC 718”) to account for employee member unit-based compensation. ASC 718 requires entities to measure the cost of

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

employee services received in exchange for an award of equity instruments based on the grant date fair value of the award, with limited exceptions. The Company has unit-based payment programs as part of its incentive program. The details of the specific plans are outlined in Note 12.

Accounting Standards Updates

In January 2013, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”), to limit the scope of balance sheet offsetting disclosures. The ASU provides guidance on presentation of gross and net information about transactions that are 1) offset on the balance sheet or 2) subject to an enforceable master netting agreement of similar agreement, regardless of whether the transactions are actually offset in the financial statements. This ASU is effective prospectively for interim and annual periods beginning on or after January 1, 2013. Refer to Note 3 for the additional disclosures required under this ASU.

2.	Summary of Significant Accounting Pollicies

The accompanying unaudited interim financial statements have been prepared in accordance with the accounting policies described in the financial statements and related notes for the year ended December 31, 2012 (“2012 Financial Statements”) and should be read in conjunction with such financial statements and related notes. The 2012 year end consolidated statement of financial position included in these interim financial statements was derived from the audited 2012 Financial Statements, but does not include all the disclosures required by accounting principles generally accepted in the United States of America (“GAAP”). The following notes to these interim financial statements highlight significant changes to the notes included in the 2012 Financial Statements and present interim disclosures as required by the Securities and Exchange Commission. In order to conform with GAAP, we, in preparation of our financial statements, are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of March 31, 2013 and December 31, 2012, and the reported amounts of revenues and expenses for the three months ended March 31, 2013 and 2012. Actual results could differ from those estimates.

3.	Fair Value of Financial Instruments

ASC 820-10 Fair Value and Disclosures (“ASC 820-10”) establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company values its financial instruments using a hierarchy of fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The three levels of the fair value hierarchy under ASC 820-10 are as follows:

Level 1	Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access, which does not require significant managerial judgment.

Level 2	Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

Level 3	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company deems the best observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon this pricing transparency of the instrument and does not necessarily correspond to the Company’s perceived risk of that instrument. The more transparent the market value of the asset will dictate our assessment of the level that the asset is placed in the hierarchy.

Securities and options whose values are based on quoted market prices in active markets, and are therefore classified within Level 1 include active listed equities, certain U.S. government and sovereign obligations and the Company’s available for sale holdings of common shares of Knight Capital Group, Inc. (“Knight”). Prior to February 28, 2013 the Company invested in Series A-1 Cumulative Perpetual Convertible Preferred Stock (“Preferred Shares(s)”) of Knight. The value of the Knight preferred shares was determined by using the quoted price of the common shares multiplied by common stock equivalent of the preferred shares as defined in the share agreement. The Company has assessed that this investment meets the requirements of a Level 1 asset since the price is transparent and the conversion of common stock is in the control of the Company.

Money market instruments included in cash and cash equivalents on the consolidated statements of financial condition are classified within Level 1. Fair value for money market instruments is based upon published net asset values.

Securities and options that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources supported by observable inputs, are classified within Level 2.

Level 3 instruments held by the Company include Depository Trust Clearing Corporation common shares required to ensure status as a clearing member, and preferred shares held as part of a joint back office account agreement with one of the Company’s clearing brokers. These securities do not have active markets and do not have comparable marketable securities. Currently, we believe that the price originally paid for the shares approximates fair value of the stock given the recent purchase of these shares and the closed nature of the investment. There were no transfers between Levels 1, 2 and 3 during the periods ended March 31, 2013 or December 31, 2012.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

The following table presents the financial instruments carried on the consolidated statements of financial condition by level within the valuation hierarchy as of March 31, 2013 and December 31, 2012.

	Balance Sheet Classification	Assets at Fair Value as of March 31, 2013
Asset Category		Level 1	Level 2	Level 3	Total
Money market securities	A	$242,426	$—	$—	$242,426
United States government obligations on deposit with exchanges	B	11,747	—	—	11,747
Corporate debt securities	C	33,452	—	—	33,452
Mutual funds – bond funds	C	139,892	—	—	139,892
Swaps and forwards	H	—	80	—	80
Futures	H	(1,794)	—	—	(1,794)
Options	C	75,038	—	—	75,038
Equity securities*	C	648,809	—	780	649,589

Total		$1,149,570	$80	$780	$1,150,430

	Balance Sheet Classification	Liabilities at Fair Value as of March 31, 2013
Liability Category		Level 1	Level 2	Level 3	Total
Swaps and forwards	G	$—	$25	$—	$25
Debt securities	D	17,240	—	—	17,240
Options	D	65,284	—	—	65,284
Equity securities	D	504,719	—	—	504,719

Total		$587,243	$25	$—	$587,268

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

	Balance Sheet Classification	Assets at Fair Value as of December 31, 2012
Asset Category		Level 1	Level 2	Level 3	Total
Money market securities	A	$296,065	$—	$—	$296,065
United States government obligations on deposit with exchanges	B	7,147	—	—	7,147
Preferred stock	F	199,632	—	—	199,632
Corporate debt securities	C	68,765	—	—	68,765
Mutual funds – bond funds	C	114,872	—	—	114,872
Swaps and forwards	H	—	570	—	570
Futures	H	(1,115)	—	—	(1,115)
Options	C	92,305	—	—	92,305
Equity securities	C	381,218	—	773	381,991

Total		$1,158,889	$570	$773	$1,160,232

	Balance Sheet Classification	Liabilities at Fair Value as of December 31, 2012
Liability Category		Level 1	Level 2	Level 3	Total
Swaps and forwards	G	$—	$110	$—	$110
Debt securities	D	19,056	—	—	19,056
Options	D	69,757	—	—	69,757
Equity securities	D	423,740	—	—	423,740

Total		$512,553	$110	$—	$512,663

A.	Cash and cash equivalents
B.	Deposits with clearing organizations and exchanges
C.	Securities and options owned, at fair value
D.	Securities and options sold, not yet purchased, at fair value
E.	Other receivables and other assets
F.	Investments
G.	Accounts payable and accrued expenses
H.	Receivables from clearing brokers and clearing organizations
*	Level 1 equity securities includes common shares of Knight valued at $211,576 which are included in investments on the consolidated statements of financial condition.

The following table includes a roll forward of the amounts for the periods ended March 31, 2013 and December 31, 2012 for investments classified within Level 3.

Fair Value Measurement using Level 3 inputs

Balance at December 31, 2011	$600
Purchases of equity securities	173
Sales of equity securities	—

Balance at December 31, 2012	$773
Purchases of equity securities	7
Sales of equity securities	—

Balance at March 31, 2013	$780

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

Effective January 1, 2013, the Company adopted the amended disclosure guidance about offsetting certain assets and liabilities, which required additional information about derivative instruments, repurchase agreements and securities borrowing and securities lending transactions. For financial statement purposes, the Company does not offset derivative instruments, any repurchase agreements or securities borrowing transactions. For the period ended March 31, 2013, the Company did not participate in securities loaned transactions. The Company’s derivative instruments, repurchase agreements and securities borrowing transactions are transacted under master agreements that are widely used by counterparties and that may allow for net settlements of payments in the normal course as well as offsetting of all contracts with a given counterparty in the event of bankruptcy or default of one of the two parties to the transactions; therefore, all of these transactions are presented in the amended disclosures. The gross amounts of assets and liabilities subject to netting and gross amounts offset in the consolidated statements of financial condition were as follows:

	Gross Amounts Recognized	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts Presented in the Consolidated Balance Sheet	Gross Amounts Not Offset in the Consolidated Balance Sheet
				Financial Instruments	Cash Collateral Received or Pledged	Net Amount
March 31, 2013
Assets:
Deposits paid for securities borrowed	$62,862	$—	$62,862	$60,720	$—	$2,142
Repurchase agreements	409	—	409	405	—	4
Listed equity options	75,038	—	75,038	—	—	75,038

Total	$138,309	$—	$138,309	$61,125	$—	$77,184

Liabilities:
Listed equity options	$65,284	$—	$65,284	$—	$870	$64,414

Total	$65,284	$—	$65,284	$—	$870	$64,414

December 31, 2012
Assets:
Deposits paid for securities borrowed	$52,261	$—	$52,261	$50,717	$—	$1,544
Listed equity options	92,305	—	92,305	—	—	92,305

Total	$144,566	$—	$144,566	$50,717	$—	$93,849

Liabilities:
Listed equity options	$69,757	$—	$69,757	$—	$1,398	$68,364

Total	$69,757	$—	$69,757	$—	$1,398	$68,364

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

4.	Investments

On February 28, 2013, the Company’s investment in Knight’s Preferred Shares converted to common stock based on the share price exceeding $3.00 per share for more than 60 consecutive trading days. The Company continues to treat the investment as an available for sale asset. Below is a schedule of the strategic investments as of March 31, 2013 and December 31, 2012 and income from investments for the three months ended March 31, 2013 and 2012:

	March 31, 2013	December 31, 2012
Strategic investments at cost:
Investments in exchanges	$44,716	$44,625
Investments in other companies	1,141	1,141

	45,857	45,766
Investments available for sale (at fair value):
Investment in Knight Capital Group, Inc.	211,576	199,632

Total investments	$257,433	$245,398

	Three months ended March 31,
	2013	2012
Dividends received from strategic investments	$91	$—
Preferred dividend from Knight	276	—

Total income on investments	$367	$—

5.	Notes Payable

In October 2011, the Company issued $15 million in notes to a single lender. The notes bear interest at 5.95% per annum, require no principal amortization over the term and mature in October 2018. The note agreement includes certain covenants which require the Company, among other things, to maintain compliance with debt to net worth ratios, maintain minimum levels of liquid net assets and maintain minimum net capital levels in its regulated subsidiaries. At March 31, 2013 and December 31, 2012 and for the applicable period then ended, the Company was in compliance with these covenants.

6.	Revolving Credit Facilities

On June 30, 2011, the Company entered into a $30 million one year unsecured revolving credit facility. On March 30, 2012, the Company amended the unsecured revolving credit facility to increase the limit to $50 million, extend the maturity to July 5, 2015, and create a sub limit for Letters of Credit. Borrowings under the facility may have maturities up to six months and will bear interest at the then current LIBOR rate plus a margin of 2.5% per annum. The facility requires, among other things, the maintenance of a minimum consolidated net worth, a minimum liquidity level and a maximum debt to net worth ratio. At March 31, 2013 and December 31, 2012 and for the applicable periods then ended, the Company was in compliance with these covenants. On March 31, 2013, the Company had no amounts drawn on this facility and $3.0 million of undrawn letters of credit issued. At December 31, 2012, there were no amounts drawn under this facility.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

On June 6, 2012, Octeg retired the August 12, 2011 secured revolving credit facility and entered into a $350 million syndicated secured revolving credit facility with a consortium of banks. Borrowings under the facility will bear interest at the then current LIBOR rate plus a margin of 1.75% per annum and may be used to finance the purchase and settlement of securities. A commitment fee of 0.35% per annum on the average daily unused portion of the facility is payable quarterly in arrears. The ability to draw on this facility is limited to a percentage of the market value of temporary positions pledged as collateral. The facility requires, among other restrictions, the maintenance of total regulatory capital, excess regulatory net capital and limits total assets to total regulatory capital. At March 31, 2013 and for the three months then ended, the Company was in compliance with these covenants. During the first quarter of 2013, the Company drew $25 million on this facility, which was repaid as of March 31, 2013.

7.	Capital Leases

During 2012 and 2011, the Company entered into capitalized lease obligations related to certain computer equipment. These obligations represent drawdowns under a revolving secured lending facility with a single lender. At March 31, 2013, the obligations have a weighted-average interest rate of 3.87% and are on varying 3-year terms. The carrying amount of the capital leases approximate fair value. The future minimum payments under capitalized leases at March 31, 2013 consist of:

Minimum Payments
For the nine months ended December 31, 2013	$9,968
2014	8,222
2015	2,072

$20,262

The total interest expense for the three months ended March 31, 2013 and 2012 included in the consolidated statements of comprehensive income is as follows:

	Three months ended March 31,
	2013	2012
Interest expense—Capital leases	$250	$542

*	Included as Interest expense on corporate borrowings and capital lease obligations

8.	Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that contain representations or warranties which may provide general or specific indemnifications to others. Additionally, the Company is subject to certain pending and threatened legal and regulatory actions which arise in the normal course of business. The outcome of these matters is inherently uncertain, particularly with respect to unasserted claims and proceedings in their early stages. Accordingly, estimates may change from time to time and actual losses may be more or less than the current estimate. The Company accounts for potential losses related to these actions in accordance with ASC 450-10, Contingencies. As of March 31, 2013 and December 31, 2012, reserves provided for potential losses

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

and the range of reasonably possible losses, in excess of reserves, related to litigation, regulatory and related matters were not material, and based on currently available information, the outcome of any proceedings will not have a material adverse effect on the Company’s consolidated operating results or financial condition.

The Company is a member of various exchanges that trade and clear securities and/or futures contracts. Associated with its membership, the Company may be contractually required to pay a proportionate share of the obligations of another unaffiliated member who may default on its obligation to the exchange. While the rules governing different exchange memberships vary, in general, the Company’s guarantee obligations would arise only if the exchange had previously exhausted its resources. In addition, any such guarantee obligation would be apportioned among the other non-defaulting members of the exchange. Any potential liability under these membership agreements cannot be estimated. The Company has not recorded any contingent liability in the financial statements for these agreements and believes that any potential requirement to make payments under these agreements is remote.

9.	Related Parties

Certain exchanges in which the Company has strategic investments provide execution services to the Company. The Company also holds an investment in Knight which previously paid preferred dividends but has converted to common shares as of February 28, 2013. Amounts related to these transactions are summarized as follows:

		For three months ended March 31,
Transactions	Financial Statement Line Item	2013	2012
Execution rebate income	Trading gains and losses, net	$6,010	$7,653
Execution fees	Regulatory, exchange and execution fees	(1,116)	(1,079)
Execution rebate receivable	Receivables from exchanges	1,932	1,822
Preferred Dividends	Income from investments, net	367	—

10.	Financial Instruments with Off-Balance-Sheet Risk

The Company, in connection with its proprietary trading activities, may enter into transactions involving derivative financial instruments, including options contracts and other financial instruments with similar characteristics. As of March 31, 2013 and December 31, 2012, the Company held primarily options and futures related to U.S. listed equities and foreign exchange contracts.

Options held provide the Company with the opportunity to deliver or take delivery of specified financial instruments at a contract price. Options written obligate the Company to deliver or take delivery of specified financial instruments at a contract price in the event the option is exercised by the holder. Futures provide for the delayed delivery of the underlying instrument. Futures contracts are executed on an exchange and cash settlement is made on a daily basis for market movements. These contracts are marked-to-market based upon quoted market prices, with gains and losses recorded in the consolidated statements of comprehensive income in trading gains and losses, net.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

The volume of derivative financial instruments can fluctuate significantly based on the trading strategy employed by the Company from time to time. As such, the amounts disclosed in the following tables may not be representative of the overall trading activities in these asset classes and related hedge instruments during the reporting period.

The following tables summarize the fair value of derivatives by type of derivative contract on a gross basis at March 31, 2013 and December 31, 2012.

	At March 31, 2013
	Assets		Liabilities
	Fair Value	Contracts	Fair Value	Contracts
Foreign exchange
Futures contracts	$(7)	503	$(2)	83
Forward contracts	—	—	25	1

Equity
Futures contracts	45	339	(44)	445
Swap contracts	80	1	—	0
Options	72,193	223,179	62,586	224,444

Fixed income
Futures contracts	619	22,766	2,530	22,606

Commodity
Futures contracts	294	1,487	261	1,505

Futures
Options	2,845	3,637	2,698	3,846

Total	$76,069	251,912	$68,054	252,930

	At December 31, 2012
	Assets		Liabilities
	Fair Value	Contracts	Fair Value	Contracts

Foreign exchange
Futures contracts	$8	500	$—	95
Forward contracts	—	—	110	1

Equity
Futures contracts	114	671	(314)	590
Swap contracts	570	1	—
Options	91,019	197,021	68,006	194,607

Fixed income
Futures contracts	(705)	51,566	864	51,975

Commodity
Futures contracts	(11)	1,611	(29)	1,598

Futures
Options	1,286	2,303	1,751	2,197

Total	$92,881	253,673	$70,388	251,063

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

The fair values of these contracts are recorded on the consolidated statements of financial condition in Securities and options owned and Securities and options sold, not yet purchased and Receivables from and Payables to clearing brokers and clearing organizations.

The majority of the Company’s transactions with off-balance sheet risk are short-term in duration due to the nature of the Company’s trading strategies.

The table below summarizes net trading gains (amounts reflect trading gains and losses net of all related trading fees) on the derivative instruments for the three months ended March 31, 2013 and 2012.

	For three months ended March 31,
	2013	2012
Fixed income
Futures contracts	$14,661	$21,987
Foreign exchange
Futures contracts	2,161	4,416
Forward contracts	509	(304)
Commodities
Futures contracts	7,516	5,279
Options contracts	—	158
Equity
Futures contracts	5,746	19,269
Swap contracts	4,016	3,029
Options contracts	17,109	8,367
Futures
Options contracts	2,163	—

Total	$53,881	$62,201

Market Risk

Market risk is the potential for changes in the value of financial instruments as a result of changes in the markets. Categories of market risk include, but are not limited to, exposures to equity prices, interest rates and commodity prices. A description of each such market risk category is set forth below:

•	Equity price risks result from exposures to changes in prices and volatilities of individual equities, equity baskets and equity indices.

•	Interest rate risks primarily result from exposures to changes in the level, slope and curvature of the yield curve, the volatility of interest rates and credit spreads.

•	Commodity price risks result from exposures to changes in spot prices, forward prices and volatilities of commodities, such as electricity, natural gas, crude oil and petroleum products.

Market risk is directly impacted by the volatility and liquidity of the markets in which the underlying financial instruments are traded. In many cases, the use of derivative financial instruments serves to modify or offset market risk associated with other transactions and, accordingly, serves to

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

decrease the Company’s overall exposure to market risk. The Company manages its exposure to market risk arising from the use of these derivative financial instruments through various analytical monitoring techniques.

Credit Risk

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The Company’s exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all contracts in which the Company has a gain. Exchange traded financial instruments, including options and futures, generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements through a central clearing organization or the margin requirements of the individual exchanges and clearing brokers. Substantially all of the Company’s transactions are executed in exchange traded instruments.

Concentrations of Credit Risk

The Company clears the majority of its trades internally, but also uses other third party clearing brokers. Cash and financial instruments held at the Company’s clearing brokers collateralize amounts due to the clearing brokers, if any, and may serve to satisfy regulatory or clearing broker margin requirements. In the event these clearing brokers do not fulfill their obligations, the Company may be exposed to risk. This risk of default also depends on the creditworthiness of the counterparties to each of these transactions. The Company attempts to minimize these credit risks by monitoring the creditworthiness of its clearing brokers.

The Company maintains their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced and does not expect to experience any losses in such accounts.

Management believes that the Company is not exposed to any significant credit risk as a result of its monitoring procedures and the nature of its financial instruments.

11.	Redeemable Preferred Member’s Equity and Members’ Equity (Restated)

On May 10, 2007, GHC entered into an agreement with GA-GTCO, LLC to sell a 21.875% voting interest in the Company. As a result, the Company issued Class P units to GA-GTCO, LLC, which have voting rights and preferential rights in liquidation, which provide that these units may be redeemed at initial cost less any distributions to date, as defined. Class P units are recorded in mezzanine equity at their redemption value.

GHC’s LLC agreement provides for five classes of member units: Class A, Class B, Class E, Class P and Class H, with both Class A and Class P units having voting rights. Currently, there are no Class H units outstanding. Income, losses and distributions, including those related to a capital event, are allocated pursuant to the LLC agreement. Distributions are required to be paid to members in an amount sufficient to cover federal, state and foreign taxes attributable to their allocated income; discretionary distributions are permitted when approved by the Board of Directors and special distributions are permitted to partially retire a members’ interest. Other withdrawals are restricted unless employment has been terminated.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

The Company can retire membership units through buybacks and upon termination of employment by the member. Upon termination of employment, the Company generally has the option to repurchase all or a portion of any class of units granted within six months. The purchase price for the unvested units is determined as a percentage of grant date fair value and the purchase price of the vested shares are contractually defined by each grant.

The components of members’ equity for each unit class at March 31, 2013 and December 31, 2012 are as follows:

	March 31, 2013	December 31, 2012
Class A units	$258,523	$257,873
Class B units	335,783	333,578
Class E units	64,158	63,221

Total equity	$658,464	$654,672

A summary of the changes in the Company’s units is as follows:

	A Units		B Units		E Units
	Units	Weighted Average Price	Units	Weighted Average Price	Units	Weighted Average Price
Balance, December 31, 2011	3,754,250	$0.11	6,015,696	$30.75	1,104,147	$73.89
Issued	—	—	112,272	88.43	83,626	32.93
Retired	(66,031)	0.15	(1,348,918)	54.41	(380,122)	59.06

Balance, December 31, 2012	3,688,219	$0.11	4,779,050	$25.42	807,651	$45.26
Issued	—	—	56,347	73.54	—	—
Retired	—	—	(42,369)	107.72	(49,811)	48.15

Balance, March 31, 2013	3,688,219	$0.11	4,793,028	$25.26	757,840	$45.07

12.	Membership Unit Award Plan and Incentive Unit Plan

The managing members may, at their discretion, award membership units or options to purchase membership units in the Company. There were no outstanding options to purchase membership units at March 31, 2013 or December 31, 2012.

During 2013 and 2012, the Company granted membership unit awards to employees in the form of Class B units. Prior to 2012, these primarily consisted of non-voting units which vest three years from the grant date, provided certain conditions of employment and performance are met by the employee. In 2012, the Company changed the vesting of units granted in 2012 to an annual vesting of one-third of the units over the three year period. Upon termination of employment, the Company has the option to repurchase all or a portion of the units granted within six months. The purchase price for the unvested units is determined as a percentage of grant date fair value. The Company classifies these unit awards as equity as the employees receive full membership rights with respect to allocation of income and participation in member distributions. The unamortized value of membership unit awards at March 31, 2013 and December 31, 2012 was $12,342 and $12,007, respectively, and is recorded as unrecognized compensation in the consolidated statements of changes in members’ equity.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

The following is a schedule of the changes in the Company’s unvested Class B units:

	Units	Weighted Average Grant Price
Unvested as of December 31, 2011	748,489	$98.01
Issued	112,272	88.43
Vested	(249,105)	110.50
Forfeited	(194,699)	93.69

Unvested as of December 31, 2012	416,957	$89.99

Issued	56,347	73.54
Vested	—	—
Forfeited	(27,650)	90.02

Unvested as of March 31, 2013	445,654	$87.90

The Company grants unit awards to employees in the form of Class E units, which are profit interests. There were no Class E units issued during the three months ended March 31, 2013. Prior to 2012, these nonvoting units primarily vested three years from the grant date. For units granted in 2012, the Company changed the vesting of Class E units to an annual vesting of one-third of the units over the three year period and provided the Company an option to repurchase the units at the end of 5 years. Class E units allow for future appreciation in excess of the Company’s value over a certain strike price per unit and allocation of income once the units are vested. Upon the departure of an associate, the Class E units are forfeited whether vested or not, and if vested, the cash value of the Class E units above their strike price is paid to the associate. The Company classifies these unit awards as equity. The unamortized value of membership unit awards for the periods ended March 31, 2013 and December 31, 2012 was $5,011 and $6,932, respectively, and is recorded as unrecognized compensation in the consolidated statements of changes in members’ equity.

The following is a schedule of the changes in the Company’s unvested Class E units:

	Units	Weighted Average Grant Price
Unvested as of December 31, 2011	858,397	$43.49
Issued	83,626	32.93
Vested	(341,017)	55.04
Forfeited	(124,922)	30.43

Unvested as of December 31, 2012	476,084	$36.78

Issued	—
Vested	—
Forfeited	(31,011)	30.58

Unvested as of March 31, 2013	445,073	$37.21

The managing members may also award deferred compensation in the form of incentive units under the Incentive Unit Plan (the “Plan”). The incentive units are nonvoting and do not have membership rights or participate in allocation of income. They are eligible to participate in

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

discretionary distributions of the firm as defined in the LLC Agreement. The Plan provides that the incentive units vest at the end of three years from the date of grant and will be redeemed at the end of the 10th year anniversary of the associates’ entrance into the Plan based on the then current value of the Company. In 2013 and 2012, the incentive units were awarded under the 2012 Incentive Unit Plan (the “2012 Plan”). The 2012 Plan provides that the incentive units granted vest proportionally on anniversary date of the grant over three years or can be vested immediately. All other aspects of the 2012 Plan remain unchanged. The value of these incentive units is determined based on the same methodology used to value the Class B unit awards and the amount expensed is determined based on this valuation multiplied by the percent vested. Deferred compensation payable at March 31, 2013 and December 31, 2012 related to incentive units was $3,855, and $3,480, respectively, and is included in accounts payable and accrued expenses on the consolidated statements of financial condition.

The following is a summary of the changes in the incentive units for the periods ended March 31, 2013 and December 31, 2012:

	Vested	Unvested	Weighted Average Value
Incentive units at December 31, 2011	26,314	35,218	$106.85
Issued	786	19,147	86.83
Vested	1,169	(1,169)
Canceled	(4,393)	(8,203)	95.06

Incentive units at December 31, 2012	23,876	44,993	$93.58

Issued	1,203	11,192	73.54
Canceled	(644)	(1,518)	97.64

Incentive units at March 31, 2013	24,435	54,667	$90.33

The following is a summary of expenses recorded for the various compensation plans:

	Three months ended March 31,
	2013	2012
Membership unit expense—Class B units	$1,981	$458
Profits interest unit expense—Class E units	937	2,583
Incentive unit expense	409	329

Total	$3,327	$3,370

13.	Regulatory Requirements

Getco is subject to Commodity Futures Trading Commission (“CFTC”) net capital requirements. Octeg, GES and GTS are SEC registered broker-dealers subject to the minimum net capital requirement of SEC Rule 15c3-1. These subsidiaries claim exemptions from SEC Rule 15c3-3 under provisions of section k (2) (i-ii) of that rule. GEL and AT are regulated by the Financial Services Authority and subject to minimum net capital requirements. As of March 31, 2013 and December 31, 2012, GET, OCT, GES, GTS, AUT and GEL were all in compliance with their

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

respective net capital requirements. GAHK was regulated by the Securities and Futures Commission and was subject to net capital requirements. As described in Note 1, effective March 25, 2013 the Company decided to close its office in Hong Kong.

14.	Earnings Per Unit (Restated)

Basic earnings per unit (“EPU”) is calculated by dividing the net income available to the Company’s common unit holders by the weighted average number of common units outstanding during the period. Net income is allocated among the various classes of units based on participation rights in undistributed earnings.

For the three month periods ended March 31, 2013 and March 31, 2012 earnings were allocated to the preferred, participating and common unitholders during each period as follows:

	Three months ended March 31,
	2013	2012
Net (loss) income available to common units	(9,279)	10,115
Net (loss) income allocated to preferred and participating units	—	881
Basic (loss) earnings per common unit	$(1.15)	$1.12
Weighted average common units outstanding	8,044	9,003

The Company’s Class A and vested Class B units are considered equivalent to common units due to their pro rata participation in earnings and subordination to all other classes of units issued by the Company. The unvested Class B unitholders are entitled to distributions on a pro-rata basis with the vested Class B unitholders; however upon termination of their employment, the unvested Class B unitholders would receive an amount less than what they would have received if the Class B units had vested. As a result, the unvested Class B units are not considered equivalent to the vested Class B units and therefore are considered to be participating units. The remaining earnings are allocated to the common units and participating units to the extent that each security may share in earnings as if all of the earnings for the period had been distributed.

Diluted EPU is calculated by giving effect to all potential common units outstanding during the period. At March 31, 2013 and 2012 there were 445,654 and 719,931 unvested Class B units outstanding, respectively. However, as the unvested Class B units are entitled to earnings currently on a pro-rata basis with Class A and vested Class B units, the dilutive effect of these unvested Class B units is included as a reduction of the numerator in basic EPU. As a result, diluted EPU equals basic EPU for the periods presented.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

15.	Segment Reporting

The Company has three operating segments: (i) Market Making; (ii) Execution Services; and (iii) Corporate and Other. See Note 1 for discussion of the operating segments. The Company’s revenues, expenses and income (loss) from continuing operations before income taxes (“Pre-tax earnings”) are summarized in the following table:

	Three months ended March 31,		Change	Percent Change
	2013	2012
Market Making
Revenues	$107,017	$149,330	$(42,313)	(28.3)%
Expenses	101,872	131,978	(30,106)	(22.8)%
Pre-Tax Earnings	5,145	17,352	(12,207)	(70.3)%
Execution Services
Revenues	$9,204	$7,732	$1,472	19.0%
Expenses	10,617	9,288	1,329	14.3%
Pre-Tax Loss	(1,413)	(1,556)	143	9.2%
Corporate & Other
Revenues	$1,204	$720	$484	67.2%
Expenses	12,241	2,236	10,005	447.5%
Pre-Tax (Loss)[1]	(11,037)	(1,516)	(9,521)	(628.0)%
Eliminations [2]
Revenues/Expenses	$(4,573)	$(4,200)	$(373)	(8.9)%
Consolidated
Revenues	$112,852	$153,582	$(40,730)	(26.5)%
Expenses	$120,157	$139,302	(19,145)	(13.7)%
Pre-Tax Earnings (Loss)	$(7,305)	$14,280	(21,585)	(151.2)%

1	Pre-tax earnings/(loss) represents segment profit/loss after allocation of support function costs. Support functions include administration, clearing, communications, core technology, facilities, finance, human resources, legal and compliance, risk and senior leadership.
2	Eliminations revenues/expenses represent fees paid to Execution Services from Market Making.

GETCO Holding Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

(in thousands, except unit data)

The Company operates in the U.S. and internationally, primarily in Europe and Asia Pacific. The following table presents revenues by geographic area:

	Three months ended March 31,
	2013	2012
Americas
Revenues	$71,134	$89,386
Europe
Revenues	25,247	39,434
Asia Pacific(1)
Revenues	16,471	24,762

Total Company	$112,852	$153,582

1.	Asia Pacific includes Singapore, Hong Kong, Japan, and Australia. During the first quarter of 2013, the Company decided to close its office in Hong Kong.

16.	Restructuring Costs

Effective March 25, 2013, the Company decided to close its office in Hong Kong. As a result of this closure, the Company ceased using leased office space within Hong Kong and terminated certain employees that supported operations at that location. For the three months ended March 31, 2013, the Company recorded $1,829 as restructuring costs consisting of termination of certain leases ($771), write off of fixed assets and leasehold improvements ($561), employee severance and benefits ($385), and other costs associated with the office closure ($112). All of these restructuring costs are included in restructuring costs and lease loss on the consolidated statements of comprehensive income. At March 31, 2013, the Company has $880 included in accounts payable and accrued expenses and $378 included in compensation payable in the consolidated statements of financial condition related to remaining lease obligations, employee severance and other costs.

17.	Subsequent Events

The Company has evaluated the events and transactions that have occurred through May 13, 2013, the date the financial statements were available to be issued, and noted no subsequent events.